Exhibit 99.1
FOR IMMEDIATE RELEASE
Life Time Reports First Quarter 2024 Financial Results
CHANHASSEN, Minn. (May 1, 2024) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its financial results for the fiscal first quarter ended March 31, 2024.
Bahram Akradi, Founder, Chairman and CEO, stated: “We are extremely pleased with our first quarter financial performance. The desirability of our brand combined with historic levels of member retention and engagement continues to drive strong financial results. As a result, we are raising our full-year revenue and Adjusted EBITDA guidance. We also remain on track to achieve our other 2024 financial goals, namely being free cash flow positive beginning in the second quarter, further improving our balance sheet, and reducing our net debt leverage ratio.”
Financial Summary

	Three Months Ended
($ in millions, except memberships and per membership data)	March 31,
	2024	2023	Percent Change
Total revenue	$596.7	$510.9	16.8%
Center operations expenses	$321.9	$274.1	17.4%
Rent	$72.3	$66.5	8.7%
General, administrative and marketing expenses (1)	$48.9	$42.5	15.1%
Net income (2)	$24.9	$27.5	(9.5)%
Adjusted net income	$30.5	$23.2	31.5%
Adjusted EBITDA	$146.0	$120.1	21.6%
Comparable center revenue	11.1%	24.6%
Center memberships, end of period	802,010	764,173	5.0%
Average center revenue per center membership	$745	$667	11.7%
(1)    The three months ended March 31, 2024, and 2023 included non-cash share-based compensation expense of $7.1 million and $4.7 million, respectively.
(2)    Net income for the three months ended March 31, 2023, included tax-effected one-time net benefits of $8.7 million from sale-leasebacks and the sale of two triathlon events.
First Quarter 2024 Information
•Revenue increased 16.8% to $596.7 million due to continued strong growth in membership dues and in-center revenue.
•Center memberships increased by 37,837, or 5.0%, when compared to March 31, 2023, and increased sequentially from December 31, 2023, by 38,794, consistent with typical seasonality.
•Total subscriptions, which include center memberships and our digital on-hold memberships, increased 4.9% from March 31, 2023, to 853,072.
•Center operations expenses increased 17.4% to $321.9 million primarily due to increased operating costs related to our new and ramping centers as well as growth in memberships and in-center business revenue.
•General, administrative and marketing expenses increased 15.1% to $48.9 million primarily due to higher share-based compensation expense in the current period, timing of marketing expenses primarily related to our new club openings, and increased information technology costs.
•Net income decreased $2.6 million to $24.9 million primarily due to tax-effected one-time net benefits of a $5.1 million gain from sale-leasebacks and a $3.6 million gain related to the sale of two triathlon events in the prior year period, which gains were largely offset by improved business performance in the current period.
•Adjusted net income increased $7.3 million to $30.5 million.

•Adjusted net income and Adjusted EBITDA improved significantly as we experienced greater flow through of our increased revenue and benefited from the structural improvements to our business that have improved our margins.
New Center Openings
•The Company opened one new center in the first quarter of 2024.
•As of March 31, 2024, Life Time operated a total of 172 centers.
Cash Flow Highlights

	Three Months Ended
($ in millions)	March 31,
	2024	2023	Percent Change
Net cash provided by operating activities	$90.4	$74.3	21.7%

Growth capital expenditures (1)	$105.2	$123.0	(14.5)%
Maintenance capital expenditures (2)	$51.6	$47.8	7.9%
Total capital expenditures	$156.8	$170.8	(8.2)%
(1)    Includes new center land and construction, asset acquisitions and initial major remodels of acquired centers.
(2)    Includes general maintenance and modernization of existing centers and technology.
Liquidity and Capital Resources
•As of March 31, 2024, the Company’s total available liquidity was $242.7 million, which included availability on our revolving credit facility and cash and cash equivalents.
•The Company’s net debt leverage ratio improved to 3.6x as of March 31, 2024, from 5.2x as of March 31, 2023.
2024 Outlook
Full-Year 2024 Guidance

			Percent	Year Ended
	Year Ended	Year Ended	Change	December 31, 2024
	December 31, 2024	December 31, 2023	(Using	(Guidance as of
($ in millions)	(Guidance)	(Actual)	Midpoints)	February 28, 2024
Revenue	$2,500 – $2,530	$2,216.6	13.5%	$2,460 – $2,500
Adjusted EBITDA	$603 – $618	$536.8	13.7%	$595 – $610
Rent	$300 – $312	$275.1	11.2%	$300 – $312
Conference Call Details
A conference call to discuss the Company’s first quarter financial results is scheduled for today:
•Date: Wednesday, May 1, 2024
•Time: 10:00 a.m. ET (9:00 a.m. CT)
•U.S. dial-in number: 1-877-451-6152
•International dial-in number: 1-201-389-0879
•Webcast: LTH 1Q 2024 Earnings Call
A link to the live audio webcast of the conference call will be available at https://ir.lifetime.life.
Replay Information
Webcast – A recorded replay of the webcast will be available within approximately three hours of the call’s conclusion and may be accessed at: https://ir.lifetime.life.
Conference Call – A replay of the conference call will be available after 1:00 p.m. ET the same day through May 15, 2024:
•U.S. replay number: 1-844-512-2921
•International replay number: 1-412-317-6671
•Replay ID: 1374 5673

# # #
About Life Time
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of more than 170 athletic country clubs across the United States and Canada. The health and wellness pioneer also delivers a range of healthy way of life programs and information via its complimentary Life Time Digital app. The Company's healthy living, healthy aging, healthy entertainment communities and ecosystem serve people 90 days to 90+ years old and is supported by a team of more than 39,000 dedicated professionals. In addition to delivering the best programs and experiences through its clubs, Life Time owns and produces nearly 30 of the most iconic athletic events in the country.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted net income, Adjusted net income per common share, Adjusted EBITDA and net debt and ratios and calculations with respect thereto. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income, net income per common share, or total debt (defined as long-term debt, net of current portion, plus current maturities of debt) as a measure of financial performance or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Adjusted net income is defined as net income excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, including incremental costs related to COVID-19, less the tax effect of these adjustments. Adjusted EBITDA is defined as net income before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations, including incremental costs related to COVID-19. Net debt is defined as long-term debt, net of current portion, plus current maturities of debt, excluding fair value adjustments, unamortized debt discounts and issuance costs, minus cash and cash equivalents. Net debt is as of the last day of the respective quarter or year. Our net debt leverage ratio is calculated as our net debt divided by our trailing twelve months of Adjusted EBITDA.
The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.
The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2024 included in this press release in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits; legal settlements or other matters; and certain tax positions. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
The Company includes a center, for comparable center revenue purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its financial outlook for full year 2024, growth, cost efficiencies and margin expansion, improvements to its balance sheet, net debt and leverage ratio, capital expenditures and free cash flow, consumer demand, industry and economic trends, taxes, rent expense, expected number of new center openings and successful signings and closings of center takeovers and sale-leaseback transactions (including the amount, pricing and timing thereof). These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure and lease obligations, risks relating to our human capital, risks relating to legal compliance and risk management and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Investors
Ken Cooper, Investor Relations // kcooper2@lt.life or 952-406-2322
Media
Jason Thunstrom, Corporate Communications // jthunstrom@lt.life or 952-229-7435

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Center revenue	$580,485	$497,752
Other revenue	16,232	13,099
Total revenue	596,717	510,851
Operating expenses:
Center operations	321,900	274,109
Rent	72,282	66,537
General, administrative and marketing	48,853	42,497
Depreciation and amortization	65,903	58,197
Other operating expense	15,722	2,127
Total operating expenses	524,660	443,467
Income from operations	72,057	67,384
Other (expense) income:
Interest expense, net of interest income	(37,403)	(31,195)
Equity in earnings of affiliates	177	143
Total other expense	(37,226)	(31,052)
Income before income taxes	34,831	36,332
Provision for income taxes	9,914	8,872
Net income	$24,917	$27,460

Income per common share:
Basic	$0.13	$0.14
Diluted	$0.12	$0.14
Weighted-average common shares outstanding:
Basic	197,498	194,572
Diluted	202,756	202,855

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18,598	$11,161
Restricted cash and cash equivalents	18,126	18,805
Accounts receivable, net	22,854	23,903
Center operating supplies and inventories	53,140	52,803
Prepaid expenses and other current assets	71,000	57,751
Income tax receivable	7,752	10,101
Total current assets	191,470	174,524
Property and equipment, net	3,234,238	3,171,616
Goodwill	1,235,359	1,235,359
Operating lease right-of-use assets	2,183,544	2,202,601
Intangible assets, net	172,364	172,127
Other assets	76,662	75,914
Total assets	$7,093,637	$7,032,141
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,063	$81,252
Construction accounts payable	81,656	108,730
Deferred revenue	53,217	49,299
Accrued expenses and other current liabilities	161,550	185,305
Current maturities of debt	23,261	73,848
Current maturities of operating lease liabilities	60,772	58,764
Total current liabilities	449,519	557,198
Long-term debt, net of current portion	1,987,180	1,859,027
Operating lease liabilities, net of current portion	2,254,736	2,268,863
Deferred income taxes, net	61,962	56,066
Other liabilities	37,381	36,875
Total liabilities	4,790,778	4,778,029
Stockholders’ equity:
Common stock, $0.01 par value per share; 500,000 shares authorized; 198,791 and 196,671 shares issued and outstanding, respectively.	1,988	1,967
Additional paid-in capital	2,861,359	2,835,883
Accumulated deficit	(551,896)	(576,813)
Accumulated other comprehensive loss	(8,592)	(6,925)
Total stockholders’ equity	2,302,859	2,254,112
Total liabilities and stockholders’ equity	$7,093,637	$7,032,141

LIFE TIME GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$24,917	$27,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,903	58,197
Deferred income taxes	5,996	6,333
Share-based compensation	7,626	5,622
Non-cash rent expense	5,958	9,028
Loss (gain) on disposal of property and equipment, net	245	(6,693)
Amortization of debt discounts and issuance costs	2,003	1,966
Changes in operating assets and liabilities	(23,820)	(23,650)
Other	1,579	(3,915)
Net cash provided by operating activities	90,407	74,348
Cash flows from investing activities:
Capital expenditures	(156,801)	(170,814)
Proceeds from sale-leaseback transactions	—	32,676
Other	(1,787)	1,287
Net cash used in investing activities	(158,588)	(136,851)
Cash flows from financing activities:
Proceeds from borrowings	—	7,916
Repayments of debt	(54,117)	(3,701)
Proceeds from revolving credit facility	445,000	345,000
Repayments of revolving credit facility	(315,000)	(280,000)
Repayments of finance lease liabilities	(193)	(244)
Proceeds from stock option exercises	484	3,456
Other	(1,199)	(102)
Net cash provided by financing activities	74,975	72,325
Effect of exchange rates on cash and cash equivalents and restricted cash and cash equivalents	(36)	6
Increase in cash and cash equivalents and restricted cash and cash equivalents	6,758	9,828
Cash and cash equivalents and restricted cash and cash equivalents—beginning of period	29,966	25,509
Cash and cash equivalents and restricted cash and cash equivalents—end of period	$36,724	$35,337

Non-GAAP Measurements and Key Performance Indicators
See “Use of Non-GAAP Financial Measures and Key Performance Indicators” for a discussion of the Non-GAAP financial measures reconciled below.
Key Performance Indicators
($ in thousands, except for Average Center revenue per center membership)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Membership Data
Center memberships	802,010	764,173
Digital on-hold memberships	51,062	49,333
Total memberships	853,072	813,506

Revenue Data
Membership dues and enrollment fees	73.3%	71.8%
In-center revenue	26.7%	28.2%
Total Center revenue	100.0%	100.0%

Membership dues and enrollment fees	$425,411	$357,488
In-center revenue	155,074	140,264
Total Center revenue	$580,485	$497,752

Average Center revenue per center membership (1)	$745	$667
Comparable center revenue (2)	11.1%	24.6%

Center Data
Net new center openings (3)	1	3
Total centers (end of period) (3)	172	164
Total center square footage (end of period) (4)	16,900,000	16,100,000

GAAP and Non-GAAP Financial Measures
Net income	$24,917	$27,460
Net income margin (5)	4.2%	5.4%
Adjusted net income (6)	$30,525	$23,211
Adjusted net income margin (6)	5.1%	4.5%
Adjusted EBITDA (7)	$145,977	$120,102
Adjusted EBITDA margin (7)	24.5%	23.5%
Center operations expense	$321,900	$274,109
Pre-opening expenses (8)	$2,452	$1,685
Rent	$72,282	$66,537
Non-cash rent expense (open properties) (9)	$4,184	$6,378
Non-cash rent expense (properties under development) (9)	$1,774	$2,650
(1)    We define Average Center revenue per center membership as Center revenue less Digital on-hold revenue, divided by the average number of Center memberships for the period, where the average number of Center memberships for the period is an average derived from dividing the sum of the total Center memberships outstanding at the beginning of the period and at the end of each month during the period by one plus the number of months in each period.

(2)    We measure the results of our centers based on how long each center has been open as of the most recent measurement period. We include a center, for comparable center revenue purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.
(3)    Net new center openings is calculated as the number of centers that opened for the first time to members during the period, less any centers that closed during the period. Total centers (end of period) is the number of centers operational as of the last day of the period. During the first quarter of 2024, we opened one center, which excludes two acquired centers that are not currently considered new center openings as they are under major remodel.
(4)    Total center square footage (end of period) reflects the aggregate square footage, excluding the areas used for tennis courts, outdoor swimming pools, outdoor play areas and stand-alone Work, Sport and Swim locations. We use this metric for evaluating the efficiencies of a center as of the end of the period. These figures are approximations.
(5)    Net income margin is calculated as net income divided by total revenue.
(6)    We present Adjusted net income as a supplemental measure of our performance. We define Adjusted net income as net income excluding the impact of share-based compensation expense, (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, including incremental costs related to COVID-19, less the tax effect of these adjustments.
Adjusted net income margin is calculated as Adjusted net income divided by total revenue.
The following table provides a reconciliation of net income and income per common share, the most directly comparable GAAP measures, to Adjusted net income and Adjusted net income per common share:

	Three Months Ended
	March 31,
($ in thousands)	2024	2023
Net income	$24,917	$27,460
Share-based compensation expense (a)	7,626	5,622
Gain on sale-leaseback transactions (b)	—	(6,732)
Other (c)	214	(4,512)
Taxes (d)	(2,232)	1,373
Adjusted net income	$30,525	$23,211

Income per common share:
Basic	$0.13	$0.14
Diluted	$0.12	$0.14
Adjusted income per common share:
Basic	$0.15	$0.12
Diluted	$0.15	$0.11
Weighted-average common shares outstanding:
Basic	197,498	194,572
Diluted	202,756	202,855
(a)    Share-based compensation expense recognized during the three months ended March 31, 2024, was associated with stock options, restricted stock units, performance stock units and our employee stock purchase plan (“ESPP”) that launched on December 1, 2022. Share-based compensation expense recognized during the three months ended March 31, 2023, was associated with stock options, restricted stock, restricted stock units, our ESPP and liability classified awards related to our short-term incentive plan in 2023.
(b)    We adjust for the impact of losses and gains on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(c)    Includes benefits and costs associated with transactions that are unusual and non-recurring in nature.
(d)    Represents the estimated tax effect of the total adjustments made to arrive at Adjusted net income using the effective income tax rates for the respective periods.
(7)    We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization, excluding the impact of share-based compensation expense, loss (gain) on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
	March 31,
($ in thousands)	2024	2023
Net income	$24,917	$27,460
Interest expense, net of interest income	37,403	31,195
Provision for income taxes	9,914	8,872
Depreciation and amortization	65,903	58,197
Share-based compensation expense (a)	7,626	5,622
Gain on sale-leaseback transactions (b)	—	(6,732)
Other (c)	214	(4,512)
Adjusted EBITDA	$145,977	$120,102
(a) – (c)    See the corresponding footnotes to the table in footnote 6 immediately above.
(8)    Represents non-capital expenditures associated with opening new centers that are incurred prior to the commencement of a new center opening. The number of centers under construction or development, the types of centers and our costs associated with any particular center opening can vary significantly from period to period.
(9)    Reflects the non-cash portion of our annual GAAP operating lease expense that is greater or less than the cash operating lease payments. Non-cash rent expense for our open properties represents non-cash expense associated with properties that were operating at the end of each period presented. Non-cash rent expense for our properties under development represents non-cash expense associated with properties that are still under development at the end of each period presented.
Proceeds from Sale-Leaseback Transactions
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Proceeds from sale-leaseback transactions	$—	$32,676
Reconciliation of Net Income to Adjusted EBITDA Trailing Twelve Months
($ in thousands)
(Unaudited)

	Twelve	Twelve
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
Net income	$73,520	$63,633
Interest expense, net of interest income	137,005	114,789
Provision for income taxes	19,769	10,914
Depreciation and amortization	252,103	228,973
Share-based compensation expense	52,148	21,475
Loss (gain) on sale-leaseback transactions	20,356	(75,992)
Asset impairments	5,340	—
Other	2,464	(2,592)
Adjusted EBITDA	$562,705	$361,200

Reconciliation of Net Debt and Leverage Calculation
($ in thousands)
(Unaudited)

	Twelve	Twelve
	Months Ended	Months Ended
	March 31, 2024	March 31, 2023
Current maturities of debt	$23,261	$65,585
Long-term debt, net of current portion	1,987,180	1,824,913
Total Debt	$2,010,441	$1,890,498
Less: Fair value adjustment	400	1,005
Less: Unamortized debt discounts and issuance costs	(13,466)	(17,480)
Less: Cash and cash equivalents	18,598	23,213
Net Debt	$2,004,909	$1,883,760
Trailing twelve-month Adjusted EBITDA	562,705	361,200
Net Debt Leverage Ratio	3.6x	5.2x